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PRESS RELEASE DATED OCTOBER 25, 2004                                EXHIBIT 99.1


FOR INFORMATION:
----------------
JOANNE POSADA
310-445-2940
jposada@radnetonline.com

              LOS ANGELES-AREA WOMEN OFFERED NON-INVASIVE TREATMENT
                        FOR SYMPTOMATIC UTERINE FIBROIDS

     -- MR GUIDED FOCUSED ULTRASOUND OUTPATIENT PROCEDURE PERMITS RETURN TO
                      NORMAL ACTIVITIES WITHIN TWO DAYS --


Los Angeles, CA, October 25, 2004. RADNET MANAGEMENT, INC. (wholly-owned subsidiary of PRIMEDEX HEALTH SYSTEMS, INC. - OTCBB: PMDX) today announced the offering of SONOWAVE (TM), a new and completely non-invasive procedure, to treAT symptomatic uterine fibroids using the ExAblate(R) 2000 technology which combines Magnetic Resonance Imaging (MRI) with focused ultrasound to destroy the benign, but often debilitating and painful, tumors. The procedure is performed on an outpatient basis, and most women return to normal activities within two to three days. Radnet is first in the Los Angeles area to offer the ExAblate treatment. Radnet will offer the procedure at its Beverly Tower Imaging Wilshire facility located at 8750 Wilshire Blvd., Beverly Hills, CA.

"SONOWAVE (TM) offers women a non-invasive option for the removal of painful uterine fibroids. Many women who would have chosen to suffer with the side effects of uterine fibroids treatment in the past to avoid surgery now have a treatment option," said Dennis A. Sarti, M.D., Medical Director of the medical group Beverly Radiology Medical Group, providing professional radiology services at the Beverly Tower Imaging Wilshire facility.


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According to the U.S. National Institutes of Health, at least 25% of women suffer from uterine fibroids. As many as 77% of women may actually have the condition, but may be unaware of it because they exhibit no symptoms. Before the Food and Drug Administration approved the ExAblate(R) 2000 system for commercial use in late October 2004, the other treatment options for uterine fibroids, such as hysterectomy, myomectomy, and uterine artery embolization were invasive, requiring several days of hospitalization and from one to several weeks of recovery. SONOWAVE (TM) is an outpatient procedure, and most patients return to normal activities within two days of the procedure.

During the ExAblate (R) outpatient procedure, the patient lies inside the MRI scanner. The MRI scanner provides 3-dimensional images of the fibroid and surrounding tissue, enabling precise guidance of the ultrasound waves to the target tissue. Highly focused ultrasound waves are directed into the body, raising the temperature of the targeted tissue until it is destroyed. The thermal imaging capabilities of the MRI scanner provide real-time feedback of the target tissue during treatment, helping to ensure therapy outcome control.

The ExAblate (R) is the first Focused Ultrasound thermal ablation system approved by the FDA and is also the first Focused Ultrasound surgery system using MRI guidance approved by the FDA, providing an alternative non-invasive treatment option for women with uterine fibroids, the most common non-cancerous tumor in women of childbearing age.

Radnet's SONOWAVE (TM), using ExAblate (R) technology, is proud to be first in the Western United States to provide this non-invasive treatment for uterine fibroids. Further information is available by telephone at 310-689-3101 or at uterine-fibroid.net.

Radnet Management, Inc. owns and operates 54 fixed-site, free-standing outpatient diagnostic imaging facilities in California, including the Beverly Tower Imaging Wilshire facility in Beverly Hills. The facilities employ state-of-the-art equipment and technology in modern, patient friendly settings. Thirty-one of the facilities, including the Beverly Hills facility, are multi-modality sites, offering MRI, CT, PET, nuclear medicine, mammography, ultrasound, diagnostic radiology, or x-ray, fluoroscopy and now at the Beverly Tower Imaging Wilshire facility, SONOWAVE (TM) using ExAblate (R) technology.

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